Registration No. 33-
     As filed with the Securities and Exchange Commission on July 8, 1997
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------
                         CARDINAL REALTY SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)

              OHIO                                               31-4427382
 (State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)
                             6954 AMERICANA PARKWAY
                            REYNOLDSBURG, OHIO 43068
           (Address of Principal Executive Offices Including Zip Code)
                                 ---------------

               AMENDED AND RESTATED 1992 INCENTIVE EQUITY PLAN OF
                         CARDINAL REALTY SERVICES, INC.,
                  NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN,
               EMPLOYMENT AGREEMENTS AND AWARD AGREEMENTS BETWEEN
                 THE COMPANY AND EACH OF JOHN B. BARTLING, JR.,
      MARK D. THOMPSON, PAUL R. SELID, JAMES D. ALEXANDER AND LESLIE B. FOX
                 SUPPLEMENTAL LETTER TO EMPLOYMENT AGREEMENT OF
              PATRICK M. HOLDER BETWEEN THE COMPANY AND MR. HOLDER,
           AWARD AGREEMENTS BETWEEN THE COMPANY AND JOSEPH E. MADIGAN
                  AND AWARD AGREEMENTS BETWEEN THE COMPANY AND
                     RONALD P. KOEGLER AND MICHELE R. SOUDER

                            (Full Title of the Plans)

                           -------------------------
                                    COPY TO:
       JEFFREY D. MEYER                          BRADLEY A. VAN AUKEN
CARDINAL REALTY SERVICES, INC.        BENESCH, FRIEDLANDER, COPLAN & ARONOFF LLP
    6954 AMERICANA PARKWAY                     2300 BP AMERICA BUILDING
   REYNOLDSBURG, OHIO  43068                       200 PUBLIC SQUARE
        (614) 759-1566                        CLEVELAND, OHIO  44114-2378
                                                    (216) 363-4500
           (Name and Address Including Zip Code; and Telephone Number,
                   Including Area Code, of Agent for Service)
                                 ---------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: __

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
    TITLE OF     |   AMOUNT    |PROPOSED MAXIMUM|PROPOSED MAXIMUM |  AMOUNT OF |
   SECURITIES | TO BE | OFFERING PRICE | AGGREGATE |REGISTRATION| TO BE REGISTERED |REGISTERED 1 | PER SHARE 2 |OFFERING PRICE 2 | FEE |
--------------------------------------------------------------------------------
COMMON STOCK,    |   440,218   |    VARIABLE    | $ 10,400,150    |$ 3,151.56  |
WITHOUT PAR VALUE|   SHARES    |                |                 |            |
=================|=============|================|=================|=============
-----------------------

    1 THIS  REGISTRATION  STATEMENT  ALSO INCLUDES AN  INDETERMINABLE  NUMBER OF
      SHARES OF COMMON STOCK WHICH MAY BE ISSUED UNDER THE ANTI-DILUTION PROVISIONS OF THE PLANS.

    2 ESTIMATED IN ACCORDANCE  WITH RULE 457 UNDER THE  SECURITIES  ACT OF 1933,
      SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, ON THE BASIS OF (A) THE AVERAGE PRICE AT WHICH EXISTING OPTIONS MAY BE EXERCISED OR (B) THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK ON JULY 1, 1997 AS REPORTED ON THE NASDAQ NATIONAL MARKET SYSTEM WITH RESPECT TO ALL OTHER SHARES OF COMMON STOCK.

         This Registration Statement registers shares of Common Stock, without par value, of Cardinal Realty Services, Inc. (the "Company") 250,000 of which have been issued by the Company under the Amended and Restated 1992 Incentive Equity Plan of Cardinal Realty Services, Inc. (the "Incentive Equity Plan"), 50,000 of which are to be issued under the Non-Employee Director Restricted Stock Plan (the "Director Plan"), 127,834 of which are to be issued pursuant to the Employment and Award Agreements between the Company and each of John B. Bartling, Jr., Mark D. Thompson, Paul R. Selid, James D. Alexander and Leslie B. Fox (the "Employment Agreements"), 7,159 of which may be issued pursuant to the Supplemental Letter to the Employment Agreement of Patrick M. Holder between the Company and Mr. Holder (the "Letter Agreement"), 4,000 of which are to be issued under Restricted Stock Award Agreements between the Company and Joseph E. Madigan (the "Award Agreements") and 1,225 which are to be issued under Award Agreements between the Company and Ronald P. Koegler and Michele R. Souder. The securities registered on this Registration Statement which are to be issued under the Incentive Equity Plan are in addition to those securities for which a Registration Statement on Form S-8 filed March 9, 1995, Registration No. 33-90184, is effective relating to the Incentive Equity Plan.

                                     PART I

REOFFER PROSPECTUS
(SUPPLEMENT)
                                 194,646 SHARES

                         CARDINAL REALTY SERVICES, INC.

                                  COMMON STOCK

         This Reoffer Prospectus (Supplement) supplements the Reoffer Prospectus dated March 8, 1995 originally filed with the Registration Statement of Cardinal Realty Services, Inc. (together with its subsidiaries where the context requires, the "Company") filed with the Securities and Exchange Commission on March 9, 1995 (the "Prospectus"). The shares of Common Stock, without par value ("Common Stock"), of the Company, offered pursuant to this Prospectus consist of 194,646 shares (the "Shares") which eventually may be offered for sale by certain holders of Common Stock (the "Selling Shareholders"). The Company has agreed to pay all of the expenses of this offering, but will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. See "Selling Shareholders." All brokerage commissions and other similar expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders. The aggregate proceeds to the Selling Shareholders from the sale of the Shares will be the purchase price of the Shares sold, less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Use of Proceeds" and "Plan of Distribution."

         The Common Stock is listed on the NASDAQ National Market System under the symbol "CRSI." On July 1, 1997, the last reported high and low bid prices of the Common Stock were $24.00 per share and $23.25 per share, respectively.

         The Selling Shareholders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Shares from time to time on terms to be determined at the time of sale. The Selling Shareholders may sell the Shares in one or more transactions (which may involve one or more block transactions) on the NASDAQ National Market System, in sales occurring in the over-the-counter market, in privately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such Shares for whom they may act as broker or agent. To the extent required, the specific Shares to be sold, the names of the Selling Shareholders, the purchase price, the public offering price, the names of any such agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.

         The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the 1933 Act.

         No dealer, salesman or other person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholders, or any underwriter, dealer or agent. This Prospectus and any supplement thereto shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the Shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof, or that the information contained herein is correct as of any time subsequent to the date hereof.


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
            THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION")
                 OR ANY STATE SECURITIES COMMISSION NOR HAS THE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.




                 The date of this Prospectus is July 8, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. In addition, the Company has filed with the Commission a Form S-8 Registration Statement with respect to the Company's 1992 Incentive Equity Plan and Employee Stock Purchase Plan on March 8, 1995 which registered certain of the Shares offered hereby (the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules relating thereto. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto, and to the reports and other information filed with the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference. The Registration Statement, and the exhibits and schedules thereto, and reports and other information filed with the Commission may be inspected and copied (at the prescribed rates) at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, each as filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

                  (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Commission on March 31, 1997 (File No. 0-21670) as amended on Form 10-K/A filed with the Commission on April 14, 1997;

                  (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 filed with the Commission on May 13, 1997 (File No. 0-21670); and

                  (c) the description of the Company's Common Stock contained in its Registration Statement on Form 10, filed with the Commission on April 30, 1993, as amended on Form 10/A filed with the Commission on June 25, 1993, Form 10/A (Amendment No. 2) filed with the Commission on July 26, 1993, and Form 10/A (Amendment No. 3) filed with the Commission on August 10, 1993.

         All documents concurrently or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the termination of this offering, shall be deemed incorporated by reference in the Prospectus and to be a part hereof from the respective date of filing each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom this Prospectus is delivered, on the request of such person, a copy of any document incorporated by reference herein (other than exhibits to such documents, unless they are specifically incorporated by reference herein). Requests for such documents should be directed to Cardinal Realty Services, Inc., 6954 Americana Parkway, Reynoldsburg, Ohio 43068, Attention: Jeffrey D. Meyer, or made by telephone at (614) 759-1566.

                                   THE COMPANY

         Cardinal Realty Services, Inc., a corporation organized under Ohio law, together with its subsidiaries, provides real estate services and has substantial real estate holdings in one of the largest multi-family real estate portfolios in the United States. The Company is associated in an ownership capacity with over 34,000 apartment units in 15 states in the eastern region of the United States. In addition, the Company is associated in a management capacity with substantially all such apartment units in which it maintains an ownership interest and with an additional 21,000 apartment units, principally in nine western states.

         The Company's principal executive offices are located at 6954 Americana Parkway, Reynoldsburg, Ohio 43068 (telephone: (614) 759-1566). The Company's operations are highly centralized. In addition, the Company employs regional and district managers and resident property managers in real estate management functions.


                                 USE OF PROCEEDS

         The  Shares   being   offered  are  for  the  account  of  the  Selling
Shareholders. Accordingly, the Company will receive none of the proceeds from the sale of the Shares.


                              SELLING SHAREHOLDERS

         The following table sets forth as of June 30, 1997, certain information with respect to each of the Selling Shareholders, provided by said Selling Shareholder, including the name and position with the Company, if any, of each of the Selling Shareholders and the number of Shares that may be offered by each. The number of Shares which actually may be sold by each of the Selling Shareholders will be determined from time to time by each Selling Shareholder and may depend upon a number of factors, including the price of the Common Stock from time to time. Because each of the Selling Shareholders may offer all, some or none of the Shares that each holds, and because the offering contemplated by this Prospectus is not being underwritten on a firm commitment basis, no estimate can be given as to the number of Shares that will be held by each of the Selling Shareholders upon or prior to termination of this offering. It is anticipated that the Selling Shareholders may eventually offer all of the Shares for sale. See "Plan of Distribution."

         As noted in the footnotes to the table, the final determination as to the number of Shares of Common Stock that certain of the Selling Shareholders received was dependent on the Company's Total Committed Equity (as defined in the Incentive Equity Plan), which was determined upon the completion of the Plan of Reorganization claims process. The process of settling the claims (as defined in Section 101(5) of the Bankruptcy Code, "Claims") of unsecured creditors has been a major undertaking for the Company since approximately 12,180 Claims were filed for an aggregate of $2.57 billion. The Plan of Reorganization authorized the payment of one share of Common Stock for each $50 of Allowed Claims (as defined in the Plan of Reorganization). On March 15, 1996, the Company filed its final post-confirmation report with the United States Bankruptcy Court for the Southern District of Ohio, Eastern Division (the "Bankruptcy Court") regarding the consolidated cases (In re Cardinal Industries, Inc. et al., Case No. 2-89-02779 in the Bankruptcy Court) and completed service to nearly 30,000 parties in interest of the Bankruptcy Court's order proposing to close those cases. On November 25, 1996 the final decree closing the consolidated cases was entered.

         On June 1, 1997, the Company had outstanding 4,486,592 shares of Common Stock (the number upon which the percentages in the table below are based).


--------------------------------------------------------------------------------
                        |    Number of Shares of    |
Name of Selling         |   Common Stock Owned or   |
Shareholder and         |   Deemed to be Owned by   |    Shares of Common Stock
   Position             |    Selling Shareholder    |        Offered Hereby
--------------------------------------------------------------------------------
                        |     Shares  % of Class (1)|    Shares      % of Class
--------------------------------------------------------------------------------
Joseph E. Madigan       |   15,066(2)       *       |      4,316          *
Chairman of the Board   |                           |
                        |                           |
John B. Bartling, Jr.   |   65,440(3)     1.46%     |     60,440          *
President and Chief     |                           |
Executive Officer       |                           |
                        |                           |
Mark D. Thompson        |   33,545(4)       *       |     28,545          *
Executive Vice          |                           |
President               |                           |
                        |                           |
Leslie B. Fox           |   16,500(5)       *       |     16,500          *
Executive Vice          |                           |
President               |                           |

--------------------------------------------------------------------------------
                        |    Number of Shares of    |
Name of Selling         |   Common Stock Owned or   |
Shareholder and         |   Deemed to be Owned by   |    Shares of Common Stock
   Position             |    Selling Shareholder    |        Offered Hereby
--------------------------------------------------------------------------------
                        |     Shares  % of Class (1)|    Shares      % of Class
--------------------------------------------------------------------------------
Paul R. Selid           |  19,372(6)           *    |     15,622         *
Senior Vice President   |                           |
                        |                           |
James D. Alexander      |   5,000(7)           *    |      5,000         *
Vice President of       |                           |
Lexford                 |                           |
Properties, Inc.        |                           |
                        |                           |
Robert V. Gothier, Sr.  |  14,533(8)           *    |      1,108         *
Director                |                           |
                        |                           |
George J. Neilan        |  11,085(9)           *    |        605         *
Director                |                           |
                        |                           |
George R. Oberer, Sr.   |  32,063(10)          *    |      1,525         *
Director                |                           |
                        |                           |
Glenn C. Pollack        |  14,786(11)          *    |      1,536         *
Director                |                           |
                        |                           |
H. Jeffrey Schwartz     |  22,475(12)          *    |      1,725         *
Director                |                           |
                        |                           |
Gerald E. Wedren        |  11,556(13)          *    |        806         *
Director                |                           |
                        |                           |
Robert J. Weiler        |  47,937(14)        1.07%  |      1,187         *
Director                |                           |
                        |                           |
Thomas Trubiana         |  42,830(15)          *    |     31,680         *
Vice President          |                           |
                        |                           |
Ronald P. Koegler       |   7,020(16)          *    |      5,322         *
Vice President and      |                           |
Controller              |                           |
                        |                           |
Michele R. Souder       |   4,372(17)          *    |      4,370         *
Vice President          |                           |
                        |                           |
Tom Clark**             |   7,723(18)          *    |      6,010         *
                        |                           |
Tom Russell**           |   9,668(19)          *    |      3,345         *
                        |                           |
Steve Lavery**          |   1,463(20)          *    |      1,005         *
                        |                           |

--------------------------------------------------------------------------------
                        |    Number of Shares of    |
Name of Selling         |   Common Stock Owned or   |
Shareholder and         |   Deemed to be Owned by   |    Shares of Common Stock
   Position             |    Selling Shareholder    |        Offered Hereby
--------------------------------------------------------------------------------
                        |     Shares  % of Class (1)|    Shares      % of Class
--------------------------------------------------------------------------------
Dain C. Akin            |  4,453(21)       *        |     1,500           *
Vice President          |                           |
                        |                           |
Tamra L. Potts          |  3,689(22)       *        |     1,000           *
Vice President          |                           |
                        |                           |
Alan Litzelfelner**     |    698(23)       *        |       333           *
                        |                           |
Jessica Martin**        |    500(24)       *        |       500           *
                        |                           |
Bob Schaefer**          |    397(25)       *        |       166           *
                        |                           |
Bonita Davis**          |  1,541(26)       *        |       500           *
========================|===========================|===========================
------------------------
*        Less than one percent (1%).
**       Denotes key employee status.

(1) The determination as to the number of Shares of Common Stock that certain of the Selling Shareholders received was dependent on the Company's Total Committed Equity (as defined in the Incentive Equity
         Plan), which was determined upon the completion of the Plan of Reorganization claims process. As to certain of the Selling Shareholders, the number of shares of Common Stock owned and, as to each Selling Shareholder, the percentage of Common Stock indicated in the table are estimates based on 4,486,592 outstanding shares of Common Stock.

(2) Mr. Madigan received an award of restricted Common Stock on December 1, 1995 and December 1, 1996 (the "1996 Award"), each in the amount of 2,000 shares. All of the shares of Restricted Stock granted under Mr. Madigan's 1996 award were issued to The Provident Bank, a state chartered bank, as trustee ("Trustee") of the Cardinal Realty Services, Inc. Executive Deferred Compensation Rabbi Trust for the benefit of Mr. Madigan pursuant to the Executive Deferred Compensation Plan and Executive Deferred Compensation Rabbi Trust Agreement. As a non-employee director of the Company, Mr. Madigan was granted a stock option to purchase that number of shares of Common Stock equal to 0.1875% of the Company's Total Committed Equity (7,500 shares of Common Stock) on September 11, 1992. The options are exercisable to the extent of 10% of the shares of Common Stock covered by the grant after Mr. Madigan has served continuously as a director of the Company for six months and to the extent of an additional 10% of such shares after each of the next nine successive six month periods of continuous service; therefore, 6,750 shares, as of March 11, 1997, of Common Stock underlying this stock option are attributable to Mr. Madigan, because he has the immediate vested right to acquire such shares based on the commencement of his term as a director on September 11, 1992. In addition, on November 30, 1995, Mr. Madigan was granted an option to purchase 2,000 shares of Common Stock, with an exercise price equal to

         $17.25 which options are fully vested. On May 23, 1996, Mr. Madigan was granted an option to purchase an additional 2,000 shares of Common Stock, with an exercise price of $21.25, which options are also fully vested. Mr. Madigan also received 316 shares of Restricted Stock pursuant to his participation in the Company's Non-Employee Director Restricted Stock Plan.

(3) Mr. Bartling, on April 15, 1996, pursuant to the terms of his Employment Agreement, as amended, with the Company, received an award of 22,500 shares of Restricted Stock under the Incentive Equity Plan, one-third of which vests on each of the third, fourth and fifth anniversaries of the date of grant. In addition, Mr. Bartling, on April 5, 1996, received an award of 20,000 shares of Restricted Stock pursuant to the terms of his Employment Agreement, as amended, with the Company, the vesting of which is contingent upon the Company achieving certain market capitalization targets. In addition, Mr. Bartling's Employment Agreement, as amended, with the Company provides Mr. Bartling with a right to receive up to 10,000 shares of Restricted Stock in the event Mr. Bartling purchases an equal number of shares of Common Stock. Mr. Bartling purchased 5,000 shares of Common Stock and was permitted to use a portion of his cash bonus for the 1996 fiscal year to purchase the remaining 5,000 shares of Common Stock to satisfy such matching purchase. All of the shares of Restricted Stock granted under Mr. Bartling's Employment Agreement, as amended, are, or will be issued to the Trustee of the Cardinal Realty Services, Inc. Executive Deferred Compensation Rabbi Trust for the benefit of Mr. Bartling pursuant to the Executive Deferred Compensation Plan and Executive Deferred Compensation Rabbi Trust Agreement. Mr. Bartling, on April 15, 1996, pursuant to the terms of his Employment Agreement, as amended, was also granted an option to purchase 20,000 shares of Common Stock at an exercise price of $17.825 per share, one-fourth of which vests on the second, third, fourth and fifth anniversaries of the date of grant. Mr. Bartling also received an award of 1,940 shares of Common Stock issued to the Trustee for Mr. Bartling's benefit as a stock bonus for 1996 granted in 1997. The table includes 1,000 shares which have been, or will be, issued to the Trustee for Mr. Bartling's benefit as part of his annual base compensation in lieu of cash compensation for the first and second quarters of fiscal 1997. This table does not include 1,000 shares which will be issued to the Trustee for Mr. Bartling's benefit as part of his annual base compensation in lieu of cash compensation for the third and fourth quarters of fiscal 1997.

(4) Mr. Thompson, on April 15, 1996, received an award of 7,500 Shares of Restricted Stock, one-third of which vests on each of the third, fourth and fifth anniversaries of the date of grant pursuant to the terms of his Employment Agreement, as amended, with the Company. In addition, pursuant to the terms of his Employment Agreement, as amended, with the Company, Mr. Thompson, on April 15, 1996, received an award of 9,000 Shares of Restricted Stock, which vesting is contingent upon the Company achieving certain market capitalization targets. As further provided under his Employment Agreement, as amended, with the Company, Mr. Thompson is entitled to up to an additional 5,000 shares of Restricted Stock if Mr. Thompson purchases an equal number of such shares. Mr. Thompson purchased 2,500 shares of Common Stock and was permitted to use a portion of his cash bonus for the 1996 fiscal year to receive the remaining 2,500 shares of Common Stock to satisfy such matching purchase. All of the Shares of Restricted Stock granted pursuant to Mr. Thompson's Employment Agreement, as amended, are, and will be, issued to the Trustee for the benefit of Mr. Thompson pursuant to the Executive Deferred Compensation Plan and Executive Deferred Compensation Rabbi Trust Agreement. Mr. Thompson, on April 1, 1996, pursuant to the terms of his Employment Agreement, as amended, was also granted an option to purchase 12,500 shares of Common Stock at an exercise price of $17.625 per share, one-fifth of which vests on the first, second, third, fourth and fifth anniversaries of the date of grant. Mr. Thompson also received an award of 3,817 shares of Common Stock issued to the Trustee for Mr. Thompson's benefit as a stock bonus for 1996 granted in 1997. The table includes 728 shares which have been, or will be, issued to the Trustee for Mr. Thompson's benefit as part of his annual base compensation in lieu of cash compensation for the first and second quarters of fiscal 1997. The table does not include 727 shares which will be issued to the Trustee for Mr. Thompson's benefit as part of his annual base compensation in lieu of cash compensation for the third and fourth quarters of fiscal 1997.

(5) Ms. Fox, on June 1, 1997, received an award of 7,500 Shares of Restricted Stock, one- third of which vests on each of the third, fourth and fifth anniversaries of the date of grant pursuant to the terms of her Employment Agreement with the Company. In addition, pursuant to the terms of her Employment Agreement with the Company, Ms. Fox, on June 1, 1997, received an award of 9,000 shares of Restricted Stock, which vesting is contingent upon the Company's internal rate of return on its investment in LEAF Asset Management, Inc. (an Ohio corporation and wholly owned subsidiary of the Company) achieving certain targets. Ms. Fox, on June 1, 1997, pursuant to the terms of her Employment Agreement, was also granted an option to purchase 12,500 shares of Common Stock at an exercise price of $23.75 per share, one-fifth of which vests on the first, second, third, fourth and fifth anniversaries of the date of grant.

(6) Mr. Selid, on April 15, 1996, received an award of 9,000 Shares of Restricted Stock, the vesting of which is contingent upon the Company achieving certain market capitalization targets pursuant to the terms of his Employment Agreement with the Company. In addition, pursuant to the terms of his Employment Agreement with the Company, Mr. Selid is entitled to up to an additional 2,500 shares of Restricted Stock if Mr. Selid purchases an equal number of such shares. Mr. Selid purchased 1,250 shares of Common Stock and was permitted to use a portion of his cash bonus for the 1996 fiscal year to receive the remaining 1,250 shares of Common Stock to satisfy such matching purchase. All of the Shares of Restricted Stock granted pursuant to Mr. Selid's Employment Agreement are, and will be, issued to the Trustee for the benefit of Mr. Selid pursuant to the terms of the Executive Deferred Compensation Plan and Executive Deferred Compensation Rabbi Trust Agreement. Mr. Selid, on April 15, 1996, pursuant to the terms of his Employment Agreement, as amended, was also granted an option to purchase 12,500 shares of Common Stock at an exercise price of $18.25 per share, one-fifth of which vests on the first, second, third, fourth and fifth anniversaries of the date of grant. Mr. Selid also received an award of 2,872 shares of Common Stock issued to the Trustee for Mr. Selid's benefit as a stock bonus for 1996 granted in 1997.

(7) Mr. Alexander, on January 1, 1997, received an award of 5,000 Shares of Restricted Stock, one-third of which vests on each of the third, fourth and fifth anniversaries of the date of grant pursuant to the terms of his Employment Agreement with the Company. Mr. Alexander, on January 1, 1997, pursuant to the terms of his Employment Agreement, was also granted an option to purchase 2,500 shares of Common Stock at an exercise price of $20.63 per share, one-third of which vests on the third, fourth and fifth anniversaries of the date of grant. Mr. Alexander previously received, on August 1, 1996, an option to purchase 312 shares of Common Stock at an exercise price of $19.00 per share, one-third of which vests on each of the first, second and third anniversaries of the date of grant.

(8) As a non-employee director of the Company, Mr. Gothier was granted a stock option to purchase that number of shares of Common Stock equal to 0.1875% of the Company's Total Committed Equity (7,500 shares of Common Stock). The options are exercisable to the extent of 10% of shares of Common Stock covered by the grant after Mr. Gothier has served continuously as a director of the Company and to the extent of an additional 10% of such shares after each of the next nine successive six-month periods of continuous service; therefore 6,750 shares, as of January 31, 1997, of Common Stock underlying this stock option are attributable to Mr. Gothier, because he has the immediate vested right to acquire such shares based on the commencement of his term as a director on September 11, 1992. Mr. Gothier has exercised a portion of this option and purchased 3,750 shares of Common Stock. In addition, on November 30, 1995, Mr. Gothier was granted an option to purchase 2,000 shares of Common Stock, with an exercise price equal to $17.25, which options are fully vested. On May 23, 1996, Mr. Gothier was granted an option to purchase an additional 2,000 shares of Common Stock, with an exercise price of $21.25, which options are fully vested. In addition, the amount in the table includes (a) 300 shares of Common Stock purchased by Mr. Gothier through his Individual Retirement Account, (b) 2,375 shares of Common Stock purchased by RVG Management and Development Company, of which Mr. Gothier is President and a shareholder and (c) 1,108 shares of restricted Common Stock granted to Mr. Gothier pursuant to his participation in the Company's Non-Employee Director Restricted Stock Plan, in which he received such shares in lieu of director's fees.

(9) As a non-employee director of the Company, Mr. Neilan was granted a stock option to purchase that number of shares of Common Stock equal to 0.1875% of the Company's Total Committed Equity (7,500 shares of Common Stock). The options are exercisable to the extent of 10% of shares of Common Stock covered by the grant after Mr. Neilan has served continuously as a director of the Company and to the extent of an additional 10% of such shares after each of the next nine successive six-month periods of continuous service; therefore 6,750 shares, as of January 31, 1997, of Common Stock underlying this stock option are attributable to Mr. Neilan, because he has the immediate vested right to acquire such shares based on the commencement of his term as a director on September 11, 1992. In addition, on November 30, 1995, Mr. Neilan was granted an option to purchase 2,000 shares of Common Stock, with an exercise price equal to $17.25, which options are fully vested. On May 23, 1996, Mr. Neilan was granted an option to purchase an additional 2,000 shares of Common Stock, with an exercise price of $21.25, which options are fully vested. In addition, the amount in the table includes 605 shares of restricted Common Stock granted to Mr. Neilan pursuant to his participation in the Company's Non-Employee

         Director Restricted Stock Plan, in which he received such shares in lieu of director's fees.

(10) As a non-employee director of the Company, Mr. Oberer was granted a stock option to purchase that number of shares of Common Stock equal to 0.1875% of the Company's Total Committed Equity (7,500 shares of Common Stock). The options are exercisable to the extent of 10% of shares of Common Stock covered by the grant after Mr. Oberer has served continuously as a director of the Company and to the extent of an additional 10% of such shares after each of the next nine successive six-month periods of continuous service; therefore 6,750 shares, as of January 31, 1997, of Common Stock underlying this stock option are attributable to Mr. Oberer, because he has the immediate vested right to acquire such shares based on the commencement of his term as a director on September 11, 1992. In addition, on November 30, 1995, Mr. Oberer was granted an option to purchase 2,000 shares of Common Stock, with an exercise price equal to $17.25, which options are fully vested. On May 23, 1996, Mr. Oberer was granted an option to purchase an additional 2,000 shares of Common Stock, with an exercise price of $21.25, which options are fully vested. In addition, the amount in the table includes (a) 5,788 shares of Common Stock received by Oberer Development Company, of which Mr. Oberer is President and a shareholder, for an unsecured claim under the Company's Plan of Reorganization, (b) 14,000 shares of Common Stock held by Mr. Oberer, individually, and (c) 1,525 shares of restricted Common Stock granted to Mr. Oberer pursuant to his participation in the Company's Non-Employee Director Restricted Stock Plan, in which he received such shares in lieu of director's fees.

(11) As a non-employee director of the Company, Mr. Pollack was granted a stock option to purchase that number of shares of Common Stock equal to 0.1875% of the Company's Total Committed Equity (7,500 shares of Common Stock). The options are exercisable to the extent of 10% of shares of Common Stock covered by the grant after Mr. Pollack has served continuously as a director of the Company and to the extent of an additional 10% of such shares after each of the next nine successive six-month periods of continuous service; therefore 6,750 shares, as of January 31, 1997, of Common Stock underlying this stock option are attributable to Mr. Pollack, because he has the immediate vested right to acquire such shares based on the commencement of his term as a director on September 11, 1992. In addition, on November 30, 1995, Mr. Pollack was granted an option to purchase 2,000 shares of Common Stock, with an exercise price equal to $17.25, which options are fully vested. On May 23, 1996, Mr. Pollack was granted an option to purchase an additional 2,000 shares of Common Stock, with an exercise price of $21.25, which options are fully vested. In addition, the amount in the table includes (a) 2,500 shares of Common Stock held by Mr. Pollack, individually, and (b) 1,536 shares of restricted Common Stock granted to Mr. Pollack pursuant to his participation in the Company's Non-Employee Director Restricted Stock Plan, in which he received such shares in lieu of director's fees.

(12) As a non-employee director of the Company, Mr. Schwartz was granted a stock option to purchase that number of shares of Common Stock equal to 0.1875% of the Company's Total Committed Equity (7,500 shares of Common Stock). The options are exercisable to the extent of 10% of shares of Common Stock covered by the grant after Mr. Schwartz has served continuously as a director of the Company and to the extent of an additional 10% of such shares after each of the next nine successive six-month periods of continuous service; therefore 6,750 shares, as of January 31, 1997, of Common Stock underlying this stock option are attributable to Mr. Schwartz, because he has the immediate vested right to acquire such shares based on the commencement of his term as a director on September 11, 1992. In addition, on November 30, 1995, Mr. Schwartz was granted an option to purchase 2,000 shares of Common Stock, with an exercise price equal to $17.25, which options are fully vested. On May 23, 1996, Mr. Schwartz was granted an option to purchase an additional 2,000 shares of Common Stock, with an exercise price of $21.25, which options are fully vested. In addition, the amount in the table includes (a) 10,000 shares of Common Stock held by Mr. Schwartz, individually, and (b) 1,725 shares of restricted Common Stock granted to Mr. Schwartz pursuant to his participation in the Company's Non-Employee Director Restricted Stock Plan, in which he received such shares in lieu of director's fees.

(13) As a non-employee director of the Company, Mr. Wedren was granted a stock option to purchase that number of shares of Common Stock equal to 0.1875% of the Company's Total Committed Equity (7,500 shares of Common Stock). The options are exercisable to the extent of 10% of shares of Common Stock covered by the grant after Mr. Wedren has served continuously as a director of the Company and to the extent of an additional 10% of such shares after each of the next nine successive six-month periods of continuous service; therefore 6,750 shares, as of January 31, 1997, of Common Stock underlying this stock option are attributable to Mr. Wedren, because he has the immediate vested right to acquire such shares based on the commencement of his term as a director on September 11, 1992. In addition, on November 30, 1995, Mr. Wedren was granted an option to purchase 2,000 shares of Common Stock, with an exercise price equal to $17.25, which options are fully vested. On May 23, 1996, Mr. Wedren was granted an option to purchase an additional 2,000 shares of Common Stock, with an exercise price of $21.25, which options are fully vested. In addition, the amount in the table includes 806 shares of restricted Common Stock granted to Mr. Wedren pursuant to his participation in the Company's Non-Employee Director Restricted Stock Plan, in which he received such shares in lieu of director's fees.

(14) As a non-employee director of the Company, Mr. Weiler was granted a stock option to purchase that number of shares of Common Stock equal to 0.1875% of the Company's Total Committed Equity (7,500 shares of Common Stock). The options are exercisable to the extent of 10% of shares of Common Stock covered by the grant after Mr. Weiler has served continuously as a director of the Company and to the extent of an additional 10% of such shares after each of the next nine successive six-month periods of continuous service; therefore 6,750 shares, as of January 31, 1997, of Common Stock underlying this stock option are attributable to Mr. Weiler, because he has the immediate vested right to acquire such shares based on the commencement of his term as a director on September 11, 1992. In addition, on November 30, 1995, Mr. Weiler was granted an option to purchase 2,000 shares of Common Stock, with an exercise price equal to $17.25, which options are fully vested. On May 23, 1996, Mr. Weiler was granted an option to purchase an additional 2,000 shares of Common Stock, with an exercise price of $21.25, which options are fully vested. In addition, the amount in the table includes (a) 36,000 shares of Common Stock held by Mr. Weiler's wife and (b) 1,187 shares of restricted Common Stock granted to Mr. Weiler pursuant to his participation in the Company's Non-Employee Director Restricted Stock Plan, in which he received such shares in lieu of director's fees.

(15) Mr. Trubiana received an award of Restricted Stock equal to 0.60% of the Company's Total Committed Equity under the Incentive Equity Plan, (24,061 Shares of Restricted Stock). Mr. Trubiana received an award of Deferred Stock equal to 0.19% of the Company's Total Committed Equity under the Incentive Equity Plan (7,619 Shares), contingent upon (i) the average price per share of the Common Stock during the six-month period from March 11, 1995 to September 11, 1995 being at least $3.93 and (ii) Mr. Trubiana being in the employ of the Company on September 11, 1995. The Compensation Committee of the Board of Directors accelerated the vesting of the Deferred Stock and such Shares were issued to Mr. Trubiana on January 18, 1995. Mr. Trubiana has been attributed with 2,416 shares of Common Stock pursuant to his participation in the Company's 401(k) Savings Plan in which the Company matches a portion of an employee's contribution. Pursuant to the Trustee's Second Employee Retention Plan, Mr. Trubiana was granted currently exercisable stock options to purchase 4,378 shares of Common Stock at an exercise price of $1.42 per share. Mr. Trubiana also received 936 shares of Common Stock for an unsecured Claim under the Plan of Reorganization. Mr. Trubiana has purchased 2,330 shares directly. Mr. Trubiana purchased 550 shares for his own Individual Retirement Account and his wife purchased 540 shares for her Individual Retirement Account.

(16) Mr. Koegler received 5,510 shares of Restricted Stock under the Incentive Equity Plan, 4,500 shares of which have vested. Mr. Koegler sold 430 of such shares. Mr. Koegler received a currently exercisable option to purchase 1,355 shares of Common Stock pursuant to the Trustee's Second Employee Retention Plan which was approved by the Bankruptcy Court during the Company's bankruptcy proceedings. Mr. Koegler's account is allocated with approximately 343 shares of Common Stock pursuant to his participation in the Company's 401(k) Plan. The table includes 242 shares which have been, or will be, issued to the Trustee for Mr. Koegler's benefit as part of his annual base compensation in lieu of cash compensation for the first and second quarters of fiscal 1997. This table does not include 243 shares which will be issued to the Trustee for Mr. Koegler's benefit as part of his annual base compensation in lieu of cash compensation for the third and fourth quarters of fiscal 1997.

(17) Ms. Souder received an award of 4,000 Shares of Restricted Stock under the Incentive Equity Plan. Ms. Souder also received 2 shares of Common Stock for an unsecured claim under the Plan of Reorganization. On June 27, 1996, Ms. Souder was also granted an option to purchase 2,500 shares of Common Stock at an exercise price of $19.25 per share with vesting over a three year period from the date of grant. The table includes 370 shares which have been, or will be, issued to the Trustee for Ms. Souder's benefit as part of her annual base compensation in lieu of cash compensation for the first and second quarters of fiscal 1997. This table does not include 370 shares which will be issued to the Trustee for Ms. Souder's benefit as part of her annual base compensation in lieu of cash compensation for the third and fourth quarters of fiscal 1997.

         compensation for the first and second quarters of fiscal 1997. This table does not include 370 shares which will be issued to the Trustee for Ms. Souder's benefit as part of her annual base compensation in lieu of cash compensation for the third and fourth quarters of fiscal 1997.

(18) Mr. Clark received 6,010 shares of Common Stock under the Incentive Equity Plan, 5,334 shares of which have vested. Mr. Clark also received a currently exercisable option to purchase 1,355 shares of Common Stock. Mr. Clark's account is attributed with approximately 358 shares of Common Stock pursuant to his participation in the Company's 401(k) Plan.

(19) Mr. Russell received 6,010 shares of Common Stock under the Incentive Equity Plan, 5,334 shares of which have vested. Mr. Russell sold 2,665 of such shares. Mr. Russell also received a currently exercisable option to purchase 1,355 shares of Common Stock. Mr. Russell's account is attributed with approximately 2,647 shares of Common Stock pursuant to his participation in the Company's 401(k) Plan. Mr. Russell also holds 2,321 shares of Common Stock for his own account.

(20) Mr. Lavery received 6,510 shares of Common Stock under the Incentive Equity Plan, 6,010 shares of which have vested. Mr. Lavery sold 5,505 of such shares. Mr. Lavery's account is attributed with approximately 458 shares of Common Stock pursuant to his participation in the Company's 401(k) Plan.

(21) Mr. Akin received 1,500 shares of Common Stock under the Incentive Equity Plan, 1,000 shares of which have vested. Mr. Akin also received a currently exercisable stock option to purchase 1,203 shares of Common Stock. Mr. Akin's account is attributed with 664 shares of Common Stock pursuant to his participation in the Company's 401(k) Plan. Mr. Akin holds 1,086 shares for his own account.

(22) Ms. Potts received 1,000 shares of Common Stock under the Incentive Equity Plan, 666 shares of which have vested. Ms. Potts also received a currently exercisable stock option to purchase 802 shares of Common Stock. On June 27, 1996, Ms. Potts received an option to purchase 5,000 shares of Common Stock at an exercise price of $19.25 per share, one-third of which vests on the first, second and third anniversaries of the date of grant. Ms. Potts has been attributed with approximately 221 shares of Common Stock pursuant to her participation in the Company's 401(k) Plan.

(23) Mr. Litzelfelner received 1,000 shares of Common Stock under the Incentive Equity Plan, 666 of which have vested and been sold by Mr. Litzelfelner. Mr. Litzelfelner has been attributed with 364 shares of Common Stock pursuant to his participation in the Company's 401(k) Plan.

(24) Ms. Martin received 500 shares of Common Stock under the Incentive Equity Plan, 334 of which have vested.

(25)     Mr.  Schaefer  received 500 shares of Common Stock under the  Incentive
         Equity Plan, 334 of which have vested and been sold by Mr. Schaefer. Mr. Schaefer has been attributed with 231 shares of Common Stock pursuant to his participation in the Company's 401(k) Plan.

(26) Ms. Davis received 500 shares of Common Stock under the Incentive Equity Plan, 334 of which have vested. Ms. Davis has been attributed with 239 shares of Common Stock pursuant to her participation in the Company's 401(k) Plan. Ms. Davis also received a currently exercisable option to purchase 802 shares of Common Stock.


                              PLAN OF DISTRIBUTION

         The Shares offered hereby are being sold by the Selling Shareholders, each acting as principal for his or her own account. The Company will receive no proceeds from the sale of the Shares in this offering. The Shares may be sold from time to time to purchasers directly by the Selling Shareholders. Alternatively, the Selling Shareholders may sell the Shares in one or more transactions (which may involve one or more block transactions) in the over-the-counter market, in privately negotiated transactions, in a combination of such transactions or otherwise; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholder and/or the purchasers of such Shares for whom they may act as broker or agent (which compensation may be in excess of customary commissions). It is anticipated that the Selling Shareholders may eventually offer all of the Shares for sale. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other similar expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders.

         Each Selling Shareholder and any dealer acting in connection with the offering of any of the Shares or any broker executing selling orders on behalf of any of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the 1933 Act in which event any profit on the sale of any or all of the Shares and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commission under the 1933 Act. Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this Prospectus, including a Prospectus supplement, to any person who purchases any of the Shares from or through such broker or dealer.

         At the time a particular offer of Shares is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Shareholders, any discounts, commissions and other items constituting compensation from the Selling Shareholders and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

         The Selling Shareholders are not restricted as to the price or prices at which they may sell their Shares. Sales of Shares at less than market prices may depress the market price of the Company's Common Stock. Moreover, the Selling Shareholders are not restricted as to the number of Shares which may be sold at any one time, and it is possible that a significant number of Shares could be sold at the same time.

         Under applicable rules and regulations under the 1934 Act, any person engaged in a distribution of the Shares may not simultaneously engage in market making activities with respect to the Shares for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including without limitation Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Shares by the Selling Shareholders.

         In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.


                                  LEGAL MATTERS

         The validity of the Shares of Common Stock offered hereby has been passed upon for the Company by the law firm of Benesch, Friedlander, Coplan & Aronoff LLP, Cleveland, Ohio. H. Jeffrey Schwartz, a partner in the firm of Benesch, Friedlander, Coplan & Aronoff LLP, is a shareholder and a director of the Company.


                                     EXPERTS

     The consolidated financial statements of Cardinal Realty Services, Inc. appearing in Cardinal Realty Services, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this Registration Statement; and all documents concurrently and subsequently filed by Cardinal Realty Services, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such document.

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Commission on March 31, 1997 (File No. 0-21670) as amended on Form 10-K/A filed with the Commission on April 14, 1997.

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 filed with the Commission on May 13, 1997 (File No. 0-21670).

         (3) The description of the Common Stock contained in the Company's Registration Statement on Form 10, filed with the Commission on April 30, 1993, as amended on Form 10/A filed with the Commission on June 25, 1993, Form 10/A (Amendment No. 2) filed with the Commission on July 26, 1993, and Form 10/A (Amendment No. 3) filed with the Commission on August 10, 1993.

         For purposes of this Registration Statement, any statement contained in a document incorporated by or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

         Not Applicable

Item 5. Interests of Named Experts and Counsel.

         The legality of the Common Stock being registered pursuant to this Registration Statement has been passed upon by Benesch, Friedlander, Coplan & Aronoff LLP, outside legal counsel to the Company. H. Jeffrey Schwartz, a partner in the law firm of Benesch, Friedlander, Coplan & Aronoff LLP, is a shareholder and director of the Company.

Item 6. Indemnification of Directors and Officers.

         Regulations of the Company

         The Company's Regulations provide for the indemnification, to the fullest extent permitted by law, of any person who was, or is, or is threatened to be made, a party to a suit or other proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is, or was, serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Regulations further provide that the Company will pay expenses, as incurred by a director, trustee, officer, employee or agent, in the defense of any such suit or other proceeding, and may pay such expenses, in the same manner, as incurred by any other person. However, the indemnification and payment of expenses is expressly prohibited as to any person who, on or before May 15, 1989 was, but who on the date of the adoption of the Regulations was no longer, a director, officer, employee or agent of the Company or serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         The Company is further authorized, upon approval of the Board, to enter into agreements with any persons to indemnify and pay expenses of such persons incurred in defending any action against them. The indemnification and payment of expense provisions of the Regulations are not exclusive of any other indemnification rights existing under law or otherwise.

         Ohio Statutory Indemnification

         Under Ohio law, directors, officers, and employees may be indemnified against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred in the defense of any pending or threatened action, suit or proceeding, other than a derivative action, if such director, officer or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination that such director, officer or employee has met the applicable standard of conduct shall be made: (a) by a majority vote of a quorum of directors not parties to the action, suit or proceeding; (b) if such a quorum is not obtainable or if a quorum directs, by independent legal counsel; (c) by the shareholders of the Company; or (d) by a court of common pleas or other court in which the action, suit or proceeding was brought.

         Indemnification, as described above, is also permitted in a derivative action except that the indemnification only includes expenses that are attorney's fees and omits judgments, fines and amounts paid in settlement. Indemnification in a derivative action is further limited in that no indemnification generally will be made with respect to any claim as to which a person is adjudged to be liable for negligence or misconduct in performance of his duty to the corporation or any claim where the only liability asserted against a director relates to an unlawful loan, dividend, or distribution of assets under Ohio Revised Code ("ORC") ss. 1701.95.

         Pursuant to ORC ss. 1701.13(E)(5)(a), expenses incurred by a director in defending an action, suit or proceeding will be paid by a corporation as they are incurred in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by the director to: (a) repay such amount if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation, and (b) reasonably cooperate with the corporation concerning the action, suit or proceeding. This duty to pay expenses of a director does not apply if the articles or regulations of the corporation specifically state that subsection (E)(5) is inapplicable to the corporation and the only liability asserted against a director in an action, suit or proceeding relates to an unlawful loan, dividend or distribution of assets under ORC ss. 1701.95.

         Pursuant to ORC ss. 1701.13(E)(5)(b), expenses incurred by a director, trustee, officer, employee or agent in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the directors in a specific case upon the receipt of an undertaking by the director, trustee, officer, employee or agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation.

         Indemnification authorized under Ohio statutory law is in addition to any other rights granted to those seeking indemnification by the articles or regulations, any agreement, any vote of the shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Indemnification under Ohio statutory law continues as to a person who has ceased to be a director, trustee, officer, employee or agent, and inures to the benefit of the heirs, executors and administrators of such person.

         Indemnification Agreements

         The Company has entered into Indemnification Agreements with certain of its directors and officers. Under the terms of the Indemnification Agreements, the Company will indemnify a director or an officer, if or when he is a party or is threatened to be made a party to any action, suit or proceeding, other than a derivative action, by reason of the fact that he is or was a director or officer of the Company, against any and all costs, charges, expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred, unless it is proved by clear and convincing evidence that such director or officer acted or failed to act with deliberate intent to cause injury to the Company or with reckless disregard for the best interests of the Company.

         The director or officer will also be indemnified if a derivative action is brought against him, unless it is proved by clear and convincing evidence that such director or officer acted or failed to act with deliberate intent to cause injury to the Company; provided, however, that no indemnification will be made with respect to any suit in which the only liability asserted against the officer or director relates to an unlawful loan, dividend or distribution of assets under ORC ss. 1701.95.

         The determination of whether an officer or director has met the standard of conduct applicable to a nonderivative action or a derivative action under the Indemnification Agreements will be made by: (a) a majority vote of a quorum of directors not parties to the action, suit or proceeding; (b) independent legal counsel, if such a quorum is not obtainable or if a quorum directs; (c) the shareholders of the Company; or (d) by a court of common pleas or other court in which the action, suit or proceeding was brought.

         To the extent that a director or officer is successful on the merits or otherwise, he shall be indemnified against expenses actually and reasonably incurred by him. Expenses actually and reasonably incurred by the director or officer in defending any such action, suit or proceeding will be paid by the Company as they are incurred in advance of the final disposition of such action, suit or proceeding upon the receipt by the Company of the undertaking described below.

         The Indemnification Agreements provide for additional indemnification against any amount which the officer or director is or becomes obligated to pay relating to or arising out of any claim made against him because of a breach of duty which he commits while acting in his capacity as a director or an officer of the Company. However, the Company is not obligated to make such payment to the extent that the Company is prohibited by law from making such payment or to the extent that the officer or director has realized a personal gain or profit to which he is not entitled under applicable law.

         Expenses by a director or officer in defending any action, suit or proceeding, will be paid as they are actually and reasonably incurred, in advance of the final disposition of such claim, if the officer or director is eligible to make and does make an undertaking to: (a) repay such amount if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company, and (b) reasonably cooperate with the Company concerning the action, suit or proceeding. In any event, the officer or director may receive payment of his expenses in advance of the final disposition of such action, suit or proceeding, by undertaking to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company.

         The rights to indemnification set forth in the Indemnification Agreements permit other indemnification rights existing under the Articles of Incorporation, the Regulations or the ORC or any other statute, any insurance policy, any agreement or vote of shareholders or directors or otherwise, as to any actions or failures to act by the officer or director. Indemnification under the Indemnification Agreements continues as to a director or officer who has ceased to be a director or officer of the Company, and inures to the benefit of the heirs, executors and administrators of such officer or director.

         Directors and Officers Insurance

         The Company has directors and officers insurance coverage up to an annual aggregate of $10 million to reimburse (a) individual officers and directors if indemnification from the Company is not available and (b) the Company with respect to its responsibility to indemnify its directors and officers. The policy has the following deductible:

         o With respect to claims by the Company, $100,000 per claim.

         Exclusions under the policy include, but are not limited to, claims involving: (a) dishonest, fraudulent or criminal acts or omissions; (b) allegations of personal profit; (c) remuneration of officers or directors without shareholder approval when otherwise required; (d) wrongful acts committed subsequent to a corporate takeover; (e) greenmail; (f) wrongful acts committed (i) prior to policy inception and (ii) subsequent to policy inception which, when taken together with a wrongful act committed prior to such date, would constitute interrelated wrongful acts; and (g) punitive or exemplary damages, criminal or civil fines or penalties imposed by law.

Item 7.   Exemption from Registration Claimed.

         Pursuant to the Incentive Equity Plan of the Company, the Director Plan, the Employment Agreements and the Award Agreements with certain specified executive officers and directors, the Company awarded or issued in lieu of cash compensation an aggregate of 140,218 shares of Restricted Common Stock to or for the benefit of certain of its executive officers and directors. The restricted shares were originally issued pursuant to an exemption from registration under
Section 4(2) of the Securities Act of 1933. At the time of issuance, each officer and director represented to the Company that he or she was acquiring the Common Stock for his or her own account for investment purposes and that he or she had the capacity to evaluate the merits and risks of the investment and to protect his or her own interests in connection with the transaction. The certificates representing the shares of Common Stock bear a restrictive legend stating that the shares are not registered under the Securities Act of 1933 and may not be transferred absent the Company's filing a registration statement or acknowledgment that a valid exemption from registration exists.

Item 8. Exhibits.

         4.1 Restated Articles of Incorporation of the Company filed May 10, 1996 with the Ohio Secretary of State.

         4.2      Regulations,  as  amended,  of the  Company  (incorporated  by
                  reference   to  Exhibit  3.3  to  the  Form  10   Registration
                  Statement).

         4.3 Amended and Restated 1992 Incentive Equity Plan of Cardinal Realty Services, Inc.

         4.4      Cardinal   Realty   Services,   Inc.   Non-Employee   Director
                  Restricted Stock Plan.

         4.5      Executive Deferred Compensation Plan.

         4.6 Executive Deferred Rabbi Trust Agreement dated November 27, 1996 between the Company and the Provident Bank.

         4.7 Employment Agreement dated December 1, 1995, between the Company and John B. Bartling, Jr. (incorporated by reference to Exhibit 10.38 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

         4.8 Amendment to Employment and Award Agreements, dated as of April 18, 1996, between the Company and John B. Bartling, Jr.

         4.9 Second Amendment to the Employment Agreement, dated as of December 20, 1996, between the Company and John B. Bartling, Jr.

         4.10 Third Amendment to the Employment Agreement, dated as of January 1, 1997, between the Company and John B. Bartling, Jr.

         4.11 Employment Agreement, dated as of April 1, 1996, between the Company and Mark D. Thompson.

         4.12 Amendment to Employment and Award Agreements, dated as of April 18, 1996, between the Company and Mark D. Thompson.

         4.13 Second Amendment to the Employment Agreement, dated as of December 20, 1996, between the Company and Mark D. Thompson.

         4.14 Third Amendment to the Employment Agreement, dated as of January 1, 1997, between the Company and Mark D. Thompson.

         4.15 Employment Agreement, dated April 15, 1996, between the Company and Paul R. Selid.

         4.16 Amended and Restated Award Agreement of John B. Bartling, Jr., dated as of April 18, 1996, relating to the Restricted Shares Award (Stock Award).

         4.17 Amended and Restated Award Agreement of John B. Bartling, Jr., dated as of April 18, 1996, relating to the Restricted Shares Award (Market Cap).

         4.18 Amended and Restated Award Agreement of Mark D. Thompson, dated as of April 18, 1996, relating to the Restricted Shares Award (Stock Award).

         4.19 Amended and Restated Award Agreement of Mark D. Thompson, dated as of April 18, 1996, relating to the Restricted Shares Award (Market Cap).

         4.20 Amended and Restated Award Agreement of Mark D. Thompson, dated as of April 18, 1996, relating to the Deferred Shares Award (Stock Bonus-Incentive Compensation).

         4.21 Award Agreement of Paul R. Selid, dated as of April 18, 1996, relating to the Restricted Shares Award (Market Cap).

         4.22 Award Agreement of Paul R. Selid, dated as of April 18, 1996, relating to the Deferred Shares Award (Stock Bonus-Incentive Compensation).

         4.23 Employment Agreement, dated August 1, 1996, between the Company and Patrick M. Holder.

         4.24 Supplemental Letter to Employment Agreement of Patrick M. Holder, dated August 1, 1996, between the Company and Patrick
                  M. Holder.

         4.25 Restricted Stock Award Agreement, dated December 1, 1995, between the Company and Joseph E. Madigan.

         4.26 Restricted Stock Award Agreement, dated December 1, 1996, between the Company and Joseph E. Madigan.

         4.27 Employment Agreement, dated as of June 1, 1997, among the Company, LEAF Asset Management, Inc. and Leslie Fox.

         4.28 Award Agreement between the Company and Leslie Fox dated as of June 1, 1997 relating to the Restricted Stock Awards (Stock Award).

         4.29 Award Agreement between the Company and Leslie Fox dated as of June 1, 1997 relating to the Restricted Stock Awards (Investment Return).

         4.30 Employment Agreement, dated as of January 1, 1997, among the Company, Lexford Properties, Inc. and James D. Alexander.

         4.31 Award Agreement between the Company and James D. Alexander dated as of January 1, 1997 (Stock Award).

         4.32 Award Agreement between the Company and James D. Alexander dated as of January 1, 1997 (Stock Bonus).

         4.33 Award Agreement between the Company and Michele R. Souder dated as of January 1, 1997.

         4.34 Award Agreement between the Company and Ronald P. Koegler dated as of January 1, 1997.

         5.1 Opinion of Benesch, Friedlander, Coplan & Aronoff LLP, outside counsel to the Company, regarding legality.

         23.1     Consent of Ernst & Young LLP, independent public accountants.

         23.2     Consent  of  Benesch,   Friedlander,   Coplan  &  Aronoff  LLP
                  (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1 Powers of Attorney (included in Part II of this Registration Statement).


         *        Incorporated herein by reference as indicated.

Item 9.   Undertakings.

                  (a) The undersigned registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
                  sales are being made, a post-effective amendment to this Registration Statement;

                                    (i) To include  any  prospectus  required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the  prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                    (iii) To include  any  material  information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 3rd day of July, 1997.

                                           CARDINAL REALTY SERVICES, INC.
                                           (Registrant)


                                           By:  /s/ John B. Bartling, Jr.
                                                --------------------------------
                                                John B. Bartling, Jr.
                                                President, Chief Executive
                                                Officer and
                                                Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John B. Bartling, Jr. and Mark D. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Company in the capacities and on the dates indicated.


Dated:      June 17, 1997                        /s/ Joseph E. Madigan
                                                 -------------------------------
                                                 Joseph E. Madigan
                                                 Chairman of the Board

Dated:      July 3, 1997                         /s/ John B. Bartling, Jr.
                                                 -------------------------------
                                                 John B. Bartling, Jr.
                                                 President, Chief Executive
                                                 Officer and Director
                                                 (principal executive
                                                 officer)

Dated:      July 3, 1997                         /s/ Mark D. Thompson
                                                 -------------------------------
                                                 Mark D. Thompson
                                                 Executive Vice President and
                                                 Chief Financial
                                                 Officer (principal financial
                                                 officer)

Dated:      July 3, 1997                         /s/ Ronald P. Koegler
                                                 -------------------------------
                                                 Ronald P. Koegler
                                                 Vice President and Controller
                                                 (chief accounting officer)

Dated:      June 17, 1997                        /s/ Robert V. Gothier, Sr.
                                                 -------------------------------
                                                 Robert V. Gothier, Sr.
                                                 Director

Dated:      June 17, 1997                        /s/ George J. Neilan
                                                 -------------------------------
                                                 George J. Neilan
                                                 Director

Dated:      June 17, 1997                        /s/ George R. Oberer, Sr.
                                                 -------------------------------
                                                 George R. Oberer, Sr.
                                                 Director

Dated:      June 18, 1997                        /s/ Glenn C. Pollack
                                                 -------------------------------
                                                 Glenn C. Pollack
                                                 Director

Dated:      June 20, 1997                        /s/ H. Jeffrey Schwartz
                                                 -------------------------------
                                                 H. Jeffrey Schwartz
                                                 Director

Dated:      June 18, 1997                        /s/ Gerald E. Wedren
                                                 -------------------------------
                                                 Gerald E. Wedren
                                                 Director

Dated:      June 17, 1997                        /s/ Robert J. Weiler
                                                 -------------------------------
                                                 Robert J. Weiler
                                                 Director

                                  EXHIBIT INDEX

EXHIBIT NO.                   EXHIBIT DESCRIPTION                       PAGE NO.

4.1      Restated  Articles of  Incorporation  of the Company filed
         May 10, 1996 with the Ohio Secretary of State.                    34

4.2 Regulations, as amended, of the Company (incorporated by reference to Exhibit 3.3 to the Form 10 Registration
         Statement).                                                       *

4.3      Amended and  Restated  1992  Incentive  Equity Plan of
         Cardinal Realty Services, Inc.                                    56

4.4      Cardinal Realty Services,  Inc.  Non-Employee Director
         Restricted Stock Plan.                                            68

4.5      Executive Deferred Compensation Plan.                             73

4.6      Executive  Deferred  Rabbi  Trust  Agreement  dated
         November  27, 1996 between the Company and the Provident Bank.    82

4.7      Employment  Agreement  dated December 1, 1995,  between the
         Company and John B. Bartling,  Jr.  (incorporated  by
         reference to Exhibit 10.38 of the  Company's  Annual  Report
         on Form 10-K for the  fiscal  year ended December 31, 1995).      *

4.8      Amendment to  Employment  and Award  Agreements,  dated
         as of April 18, 1996, between the Company and John B.
         Bartling, Jr.                                                     89

4.9      Second Amendment to the Employment Agreement,  dated as
         of December 20, 1996, between the Company and John B.
         Bartling, Jr.                                                     93

4.10     Third  Amendment to the  Employment  Agreement,  dated as
         of January 1, 1997, between the Company and John B.
         Bartling, Jr.                                                     96

4.11     Employment  Agreement,  dated as of April 1, 1996,  between
         the Company and Mark D. Thompson.                                 99

4.12     Amendment to  Employment  and Award  Agreements,  dated as
         of April 18, 1996, between the Company and Mark D. Thompson.     117

4.13     Second Amendment to the Employment Agreement,  dated as of
         December 20, 1996, between the Company and Mark D. Thompson.     121

4.14     Third  Amendment to the  Employment  Agreement,  dated as
         of January 1, 1997, between the Company and Mark D. Thompson.    124

4.15     Employment  Agreement,  dated April 15,  1996,  between the
         Company and Paul R. Selid.                                       127

4.16     Amended and Restated Award Agreement of John B. Bartling,
         Jr., dated as of April 18,  1996,  relating to the
         Restricted  Shares  Award  (Stock Award).                        143

4.17     Amended and Restated Award  Agreement of John B. Bartling,
         Jr., dated as of April 18, 1996,  relating to the Restricted
         Shares Award (Market Cap).                                       148

4.18     Amended and Restated Award Agreement of Mark D. Thompson,
         dated as of April 18, 1996, relating to the Restricted Shares
         Award (Stock Award).                                             154

4.19     Amended and Restated Award Agreement of Mark D. Thompson,
         dated as of April 18, 1996, relating to the Restricted Shares
         Award (Market Cap).                                              159

4.20     Amended and Restated Award Agreement of Mark D. Thompson,
         dated as of April  18,  1996,   relating  to  the  Deferred
         Shares  Award  (Stock Bonus-Incentive Compensation).             165

4.21     Award Agreement of Paul R. Selid, dated as of April 18,
         1996, relating to the Restricted Shares Award (Market Cap).      171

4.22     Award Agreement of Paul R. Selid, dated as of April 18,
         1996, relating to the Deferred Shares Award (Stock
         Bonus-Incentive Compensation).                                   177

4.23     Employment  Agreement,  dated  August 1, 1996,  between
         the Company and Patrick M. Holder.                               183

4.24     Supplemental Letter to Employment Agreement of Patrick M.
         Holder, dated August 1, 1996, between the Company and
         Patrick M. Holder.                                               190

4.25     Restricted Stock Award Agreement,  dated December 1, 1995,
         between the Company and Joseph E. Madigan.                       192

4.26     Restricted Stock Award Agreement,  dated December 1, 1996,
         between the Company and Joseph E. Madigan.                       196

4.27     Employment Agreement, dated as of June 1, 1997, among the
         Company, LEAF Asset Management, Inc. and Leslie Fox.             200

4.28     Award Agreement between the Company and Leslie Fox dated as of June 1, 1997 relating to the Restricted Stock Awards
         (Stock Award).                                                  221

4.29     Award Agreement between the Company and Leslie Fox dated as of June 1, 1997 relating to the Restricted Stock Awards
         (Investment Return).                                            226

4.30     Employment  Agreement,  dated as of January 1, 1997, among
         the Company, Lexford Properties, Inc. and James D. Alexander.   231

4.31     Award Agreement  between the Company and James D. Alexander
         dated as of January 1, 1997 (Stock Award).                      243

4.32     Award Agreement between the Company and James D. Alexander
         dated as of January 1, 1997 (Stock Bonus).                      247

4.33     Award  Agreement  between the Company and Michele R. Souder
         dated as of January 1, 1997.                                    253

4.34     Award  Agreement  between the Company and Ronald P. Koegler
         dated as of January 1, 1997.                                    256

5.1      Opinion of Benesch, Friedlander,  Coplan & Aronoff LLP,
         outside counsel to the Company, regarding legality.             259

23.1     Consent of Ernst & Young LLP, independent public accountants.   261

23.2     Consent of Benesch, Friedlander, Coplan & Aronoff LLP
         (contained in its opinion filed as Exhibit 5.1 to this
         Registration Statement).                                         *

24.1     Powers  of  Attorney   (included  in  Part  II  of  this         *
         Registration Statement).


         * Incorporated herein by reference as indicated.